Exhibit 99.1

VMware Reports Second Quarter 2015 Results

- Year-over-Year Non-GAAP Revenue Growth of 10% to $1.60 Billion, up 13% on a constant currency basis; GAAP Revenue of $1.52 Billion, up 4% or up 8% on a constant currency basis

- Non-GAAP EPS of $0.93, an increase of 15% YoY; GAAP EPS of $0.40, up 5% YoY

PALO ALTO, Calif., July 21, 2015 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the second quarter of 2015:

•	GAAP total revenues for the second quarter were $1.52 billion, an increase of 4% from the second quarter of 2014, or up 8% year-over-year in constant currency. GAAP revenues were reduced by the amount of a settlement with the Department of Justice (“DOJ”) and the General Service Administration (“GSA”) for $75.5 million, which was entered into and paid in cash in Q2.

•	Non-GAAP total revenues for the second quarter were $1.60 billion, an increase of 10% from the second quarter of 2014, or up 13% year-over-year in constant currency.

•	License revenues for the second quarter were $638 million, an increase of 4% from the second quarter of 2014, or up 9% year-over-year in constant currency.

•	GAAP net income for the second quarter was $172 million, or $0.40 per diluted share, up 5% per diluted share compared to $167 million, or $0.38 per diluted share, for the second quarter of 2014. Non-GAAP net income for the quarter was $396 million, or $0.93 per diluted share, up 15% per diluted share compared to $351 million, or $0.81 per diluted share, for the second quarter of 2014.

•	GAAP operating income for the second quarter was $206 million, an increase of 3% from the second quarter of 2014. Non-GAAP operating income for the second quarter was $479 million, an increase of 12% from the second quarter of 2014.

•	Operating cash flows for the second quarter were $316 million. Free cash flows for the quarter were $238 million. Both figures were negatively impacted by the $75.5 million paid in connection with the GSA settlement in Q2.

•	Cash, cash equivalents and short-term investments were $7.00 billion, and unearned revenues were $4.81 billion as of June 30, 2015.

•	Non-GAAP total revenues plus sequential change in total unearned revenues were flat year-over-year, and grew 5% year-over-year when adjusted for constant currency.

•	License revenues plus sequential change in unearned license revenues increased 3% year-over-year, and grew 9% year-over-year when adjusted for constant currency.

“Our second quarter results are solid, building on our solid start to the year in Q1,” said Pat Gelsinger, chief executive officer, VMware. “We experienced strong industry validation from industry analysts, partners and customers throughout the quarter and also unveiled our Business Mobility strategy and key announcements enabling organizations to transform their business processes.”

“We’re pleased with our Q2 non-GAAP total revenues growth of 13% on a constant currency basis,” said Jonathan Chadwick, chief financial officer and chief operating officer, VMware. “We continue to expand our portfolio to deliver new technologies, solutions and transformational opportunities to our customers.”

Recent Highlights & Strategic Announcements

•	In June, VMware outlined its Business Mobility strategy highlighting new solutions, services and partnerships to enable organizations to transform their business processes. New announcements included:

•	The industry’s first identity-as-a-service offering integrated with a leading, enterprise-class mobility management and security platform;

•	Further commitment to Apple devices and the iOS platform, with new application configuration templates and vertical solutions; and

•	15 new ISV partners, including DocuSign, Dropbox and MicroStrategy, announced support for the ACE program, which provides a simplified approach to developing secure mobile applications.

•	In partnership with Telstra, VMware announced the general availability of a new VMware-operated location in Australia, which provides customers with a local Asia Pacific hybrid cloud service that helps address local compliance and data locality needs.

•	Intel Security and VMware announced an integrated solution, based on the VMware NSX network virtualization platform, to provide Intelligent Intrusion Prevention services for the protection of east-west traffic within the data center.

•	VMware unveiled two new technology previews designed to streamline cloud native application development and deployment. VMware AppCatalyst delivers an API-driven environment to developer laptops and Project Bonneville will enable seamless integration of Docker Containers onto VMware vSphere.

•	In the second quarter, VMware received further recognition from leading industry analysts.

•	Gartner recognized AirWatch by VMware as a Leader with the highest Ability to Execute, in its June 2015 Magic Quadrant for Enterprise Mobility Management Suites, and VMware as a Visionary in their May 2015 Magic Quadrant for Data Center Networking and in their Magic Quadrant for Cloud Infrastructure as a Service, Worldwide.

•	For the sixth year in a row, Gartner has placed VMware as a leader in its July 2015 Magic Quadrant for x86 Server Virtualization Infrastructure, with both the highest Ability to Execute and highest Completeness of Vision.

•	IDC recognized VMware in a number of reports including positioning VMware as a leader in their 2015 MarketScape for worldwide virtual client computing software. IDC also identified VMware as the number one vendor in both market share and revenue in their Cloud Systems Management Software and Datacenter Automation Software vendor share reports for 2014. Finally, AirWatch by VMware was named the number one vendor in IDC’s Enterprise Mobility Management vendor share report for 2014.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues which include year over year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is a leader in cloud infrastructure and business mobility. Built on VMware’s industry-leading virtualization technology, our solutions deliver a brave new model of IT that is fluid, instant and more secure. Customers can innovate faster by rapidly developing, automatically delivering and more safely consuming any application. With 2014 revenues of $6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, NSX, vSphere, VMware AppCatalyst and AirWatch are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding future growth, further commitment to Apple devices and the iOS platform and the benefits of Project Bonneville. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) the uncertainty of customer acceptance of emerging technology; (vi) changes in the willingness of customers to enter into longer term licensing and support arrangements; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; and (xii) the successful integration of acquired companies and assets into VMware. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
License	$638	$614	$1,214	$1,175
Services	959	843	1,894	1,642
GSA settlement	(76)	—	(76)	—

Total revenues	1,521	1,457	3,032	2,817
Operating expenses (1):
Cost of license revenues	46	46	96	96
Cost of services revenues	204	172	397	323
Research and development	322	317	627	610
Sales and marketing	565	544	1,100	1,018
General and administrative	180	179	367	330
Realignment charges	(2)	(1)	21	(1)

Operating income	206	200	424	441
Investment income	13	9	25	18
Interest expense with EMC	(7)	(7)	(13)	(12)
Other income	1	—	—	—

Income before income taxes	213	202	436	447
Income tax provision	41	35	68	81

Net income	$172	$167	$368	$366

Net income per weighted-average share, basic for Class A and Class B	$0.41	$0.39	$0.86	$0.85
Net income per weighted-average share, diluted for Class A and Class B	$0.40	$0.38	$0.86	$0.84
Weighted-average shares, basic for Class A and Class B	424,169	430,216	426,055	430,050
Weighted-average shares, diluted for Class A and Class B	426,797	434,199	428,772	434,218

(1) Includes stock-based compensation as follows:

Cost of license revenues	$—	$1	$1	$2
Cost of services revenues	10	11	22	20
Research and development	53	66	107	126
Sales and marketing	43	43	81	84
General and administrative	17	18	31	35

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,791	$2,071
Short-term investments	5,205	5,004
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,214	1,520
Due from related parties, net	—	49
Deferred tax asset	240	248
Other current assets	262	238

Total current assets	8,712	9,130
Property and equipment, net	1,112	1,035
Other assets	171	174
Deferred tax asset	195	165
Intangible assets, net	682	748
Goodwill	3,981	3,964

Total assets	$14,853	$15,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$163	$203
Accrued expenses and other	762	811
Due to related parties, net	8	—
Unearned revenues	3,022	2,982

Total current liabilities	3,955	3,996
Note payable to EMC	1,500	1,500
Unearned revenues	1,791	1,851
Other liabilities	296	283

Total liabilities	7,542	7,630
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 122,920 and 129,359 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	2,737	3,380
Accumulated other comprehensive loss	(3)	(1)
Retained earnings	4,566	4,198

Total VMware, Inc.’s stockholders’ equity	7,304	7,581
Non-controlling interests	7	5

Total stockholders’ equity	7,311	7,586

Total liabilities and stockholders’ equity	$14,853	$15,216

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating activities:
Net income	$172	$167	$368	$366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83	81	159	164
Stock-based compensation	123	139	242	267
Excess tax benefits from stock-based compensation	(24)	(11)	(26)	(26)
Deferred income taxes, net	(6)	(50)	(22)	(79)
Other	(1)	—	(1)	2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(226)	(288)	305	130
Other assets	(13)	(13)	(13)	(43)
Due to/from related parties, net	11	(66)	63	(33)
Accounts payable	16	3	(33)	(8)
Accrued expenses	127	160	27	56
Income taxes payable	(16)	71	(49)	112
Unearned revenues	70	216	(21)	251

Net cash provided by operating activities	316	409	999	1,159

Investing activities:
Additions to property and equipment	(78)	(76)	(184)	(153)
Purchases of available-for-sale securities	(1,068)	(1,445)	(2,095)	(1,976)
Sales of available-for-sale securities	872	530	1,373	941
Maturities of available-for-sale securities	269	169	524	322
Purchases of strategic investments	(3)	(37)	(4)	(40)
Business acquisitions, net of cash acquired	—	—	(21)	(1,068)
Decrease (increase) in restricted cash	—	—	1	(76)
Other investing	1	(3)	2	(10)

Net cash used in investing activities	(7)	(862)	(404)	(2,060)

Financing activities:
Proceeds from issuance of common stock	15	11	69	99
Proceeds from issuance of note payable to EMC	—	—	—	1,050
Reduction in capital from EMC	—	—	—	(24)
Proceeds from non-controlling interests	4	—	4	—
Repurchase of common stock	(412)	(238)	(850)	(407)
Excess tax benefits from stock-based compensation	24	11	26	26
Shares repurchased for tax withholdings on vesting of restricted stock	(90)	(65)	(124)	(94)

Net cash provided by (used in) financing activities	(459)	(281)	(875)	650

Net decrease in cash and cash equivalents	(150)	(734)	(280)	(251)
Cash and cash equivalents at beginning of the period	1,941	2,788	2,071	2,305

Cash and cash equivalents at end of the period	$1,791	$2,054	$1,791	$2,054

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7	$14	$13
Cash paid for taxes, net	62	13	136	46
Non-cash items:
Changes in capital additions, accrued but not paid	$20	$18	$(22)	$11
Fair value of stock-based awards assumed in acquisitions	—	—	—	24

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	Three Months Ended
	June 30,
	2015	2014
Total revenues, as reported	$1,521	$1,457
Sequential change in unearned revenues	70	216

Total revenues plus sequential change in unearned revenues	$1,591	$1,673

Change (%) over prior year, as reported	(5)%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	1%
Reduction of revenues due to the GSA settlement (2)	$(76)	$—

Total revenues plus sequential change in unearned revenues, excluding reduction of revenues due to the GSA settlement	$1,667	$1,673

Change (%) over prior year, excluding reduction of revenues due to the GSA settlement	0%
Change (%) over prior year, adjusting for Q2-2015 foreign currency impact and excluding reduction of revenues due to the GSA settlement	5%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues

	Three Months Ended
	June 30,
	2015	2014
Total license revenues as reported	$638	$614
Sequential change in unearned license revenues	15	17

Total license revenues plus sequential change in unearned license revenues	$653	$631

Change (%) over prior year, as reported	3%
Change (%) over prior year, including adjustment for impact of foreign currency (3)	9%

(1)	Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended June 30, 2015 versus total revenues plus sequential change in unearned revenues as reported for the three months ended June 30, 2014. See “Growth in Constant Currency” for more information.
(2)	Reflects reduction of revenues due to the GSA settlement that was included in VMware’s reported revenues during the quarter ended June 30, 2015.
(3)	Percentage change compares license revenues plus sequential change in unearned license revenues in constant currency for the three months ended June 30, 2015 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended June 30, 2014. See “Growth in Constant Currency” for more information.

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2015	2014	2014	2014	2014
Revenues as reported (1):
License	$638	$576	$777	$639	$614	$561
Software maintenance	829	813	803	779	737	701
Professional services	130	122	123	97	106	98
GSA settlement	(76)	—	—	—	—	—

Total revenues	$1,521	$1,511	$1,703	$1,515	$1,457	$1,360

Change (%) over prior year
License	3.9%	2.7%	13.0%	13.4%	15.8%	14.8%
Software maintenance	12.4%	15.9%	14.9%	21.0%	20.0%	15.8%
Professional services	22.6%	24.6%	26.9%	18.6%	7.5%	0.4%
GSA settlement	n/a	n/a	n/a	n/a	n/a	n/a

Total revenues	4.4%	11.1%	14.8%	17.5%	17.2%	14.2%

Revenues as reported, excluding GSA settlement (2)
License	$638	$576	$777	$639	$614	$561
Software maintenance	829	813	803	779	737	701
Professional services	130	122	123	97	106	98

Non-GAAP total revenues	$1,597	$1,511	$1,703	$1,515	$1,457	$1,360

Change (%) over prior year
License	3.9%	2.7%	13.0%	13.4%	15.8%	14.8%
Software maintenance	12.4%	15.9%	14.9%	21.0%	20.0%	15.8%
Professional services	22.6%	24.6%	26.9%	18.6%	7.5%	0.4%

Non-GAAP total revenues	9.6%	11.1%	14.8%	17.5%	17.2%	14.2%

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the reduction of revenues due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(in millions)

(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2015	2014	2014	2014	2014
Unearned revenues as reported (1)
License	$481	$466	$488	$428	$476	$459
Software maintenance	3,894	3,847	3,905	3,558	3,541	3,378
Professional services	438	431	440	389	372	335

Total unearned revenues	$4,813	$4,744	$4,833	$4,375	$4,389	$4,172

Change (%) over prior year
License	1.1%	1.7%	4.9%	3.3%	11.5%	2.8%
Software maintenance	10.0%	13.9%	18.2%	21.2%	22.0%	20.8%
Professional services	17.9%	28.2%	36.0%	36.6%	39.7%	35.6%

Total unearned revenues	9.7%	13.7%	18.1%	20.3%	22.0%	19.6%

(1)	Represents unearned revenues reported each quarter.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	$—
Total revenues	$1,521	—	—	—	—	—	76	—	$1,597
Operating expenses:
Cost of license revenues	$46	—	—	(28)	—	—	—	—	$18
Cost of services revenues	$204	(10)	—	(1)	—	—	—	—	$192
Research and development	$322	(53)	(1)	—	—	—	—	—	$268
Sales and marketing	$565	(43)	(3)	(6)	—	—	—	—	$515
General and administrative	$180	(17)	(1)	(1)	—	(42)	6	—	$125
Realignment charges	$(2)	—	—	—	2	—	—	—	$—
Operating income	$206	123	5	36	(2)	42	70	—	$479
Operating margin (2)	13.5%	8.1%	0.3%	2.4%	(0.1)%	2.8%	4.6%	—	30.0%
Other income	$1	—	—	—	—	(1)	—	—	$1
Income before income taxes	$213	123	5	36	(2)	41	70	—	$486
Income tax provision	$41							49	$90
Tax rate (2)	19.3%								18.5%
Net Income	$172	123	5	36	(2)	41	70	(49)	$396
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.41	$0.29	$0.01	$0.09	$—	$0.10	$0.16	$(0.11)	$0.93
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.40	$0.29	$0.01	$0.08	$—	$0.10	$0.16	$(0.11)	$0.93

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 424,169 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 426,797 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$46	(1)	—	(27)	—	—	—	—	$18
Cost of services revenues	$172	(11)	—	—	—	—	—	—	$161
Research and development	$317	(66)	(1)	(2)	—	—	—	—	$248
Sales and marketing	$544	(43)	(1)	(5)	—	—	—	—	$495
General and administrative	$179	(18)	—	(1)	—	(42)	(11)	—	$107
Realignment charges	$(1)	—	—	—	1	—	—	—	$—
Operating income	$200	139	2	35	(1)	42	11	—	$428
Operating margin (2)	13.7%	9.6%	0.2%	2.4%	(0.1)%	2.9%	0.7%	—	29.4%
Other income	$—	—	—	—	—	1	—	—	$1
Income before income taxes	$202	139	2	35	(1)	43	11	—	$431
Income tax provision	$35							45	$80
Tax rate (2)	17.5%								18.5%
Net Income	$167	139	2	35	(1)	43	11	(45)	$351
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.39	$0.32	$0.01	$0.08	$—	$0.10	$0.02	$(0.10)	$0.82
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.38	$0.32	$0.01	$0.08	$—	$0.10	$0.02	$(0.10)	$0.81

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,216 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,199 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenues	$3,032	—	—	—	—	—	76	—	—	$3,107
Operating expenses:
Cost of license revenues	$96	(1)	—	(55)	—	—	—	—	—	$40
Cost of services revenues	$397	(22)	(1)	(1)	—	—	—	—	—	$374
Research and development	$627	(107)	(2)	—	—	—	—	—	—	$518
Sales and marketing	$1,100	(81)	(2)	(15)	—	—	—	—	—	$1,001
General and administrative	$367	(31)	(2)	(1)	—	(84)	6	(11)	—	$243
Realignment charges	$21	—	—	—	(21)	—	—	—	—	$—
Operating income	$424	242	7	72	21	84	70	11	—	$931
Operating margin (2)	14.0%	8.0%	0.2%	2.4%	0.7%	2.8%	2.3%	0.4%	—	30.0%
Other income	$—	—	—	—	—	(3)	—	—	—	$(4)
Income before income taxes	$436	242	7	72	21	81	70	11	—	$939
Income tax provision	$68								106	$174
Tax rate (2)	15.5%									18.5%
Net Income	$368	242	7	72	21	81	70	11	(106)	$765
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.86	$0.57	$0.02	$0.17	$0.05	$0.19	$0.16	$0.03	$(0.25)	$1.80
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.86	$0.57	$0.02	$0.17	$0.05	$0.19	$0.16	$0.03	$(0.25)	$1.78

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 426,055 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 428,772 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$96	(2)	—	(52)	—	—	—	—	$42
Cost of services revenues	$323	(20)	—	—	—	—	—	—	$303
Research and development	$610	(126)	(3)	(3)	—	—	—	—	$478
Sales and marketing	$1,018	(84)	(2)	(9)	—	—	—	—	$923
General and administrative	$330	(35)	—	(1)	—	(65)	(11)	—	$218
Realignment charges	$(1)	—	—	—	1	—	—	—	$—
Operating income	$441	267	5	65	(1)	65	11	—	$853
Operating margin (2)	15.7%	9.4%	0.2%	2.3%	0.0%	2.3%	0.4%	—	30.3%
Other income	$—	—	—	—	—	2	—	—	$2
Income before income taxes	$447	267	5	65	(1)	67	11	—	$861
Income tax provision	$81							78	$159
Tax rate (2)	18.1%								18.5%
Net Income	$366	267	5	65	(1)	67	11	(78)	$702
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.85	$0.62	$0.01	$0.15	$—	$0.16	$0.02	$(0.18)	$1.63
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.84	$0.61	$0.01	$0.15	$—	$0.15	$0.02	$(0.18)	$1.60

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,050 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,218 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
License	$638	$614	$1,214	$1,175
Services:
Software maintenance	829	737	1,641	1,438
Professional services	130	106	253	204

Total services	959	843	1,894	1,642
GSA settlement	(76)	—	(76)	—

Total revenues	$1,521	$1,457	$3,032	$2,817

Percentage of revenues:
License	42.0%	42.0%	40.1%	41.7%
Services:
Software maintenance	54.5%	50.7%	54.1%	51.1%
Professional services	8.5%	7.3%	8.3%	7.2%

Total services	63.0%	58.0%	62.4%	58.3%
GSA settlement	(5.0)%	—%	(2.5)%	—%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
United States	$742	$683	$1,504	$1,332
International	779	774	1,528	1,485

Total revenues	$1,521	$1,457	$3,032	$2,817

Percentage of revenues:
United States	48.8%	46.9%	49.6%	47.3%
International	51.2%	53.1%	50.4%	52.7%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP cash flows from operating activities	$316	$409	$999	$1,159
Capital expenditures	(78)	(76)	(184)	(153)

Free cash flows	$238	$333	$815	$1,006

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenues, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenues, excluding the GSA settlement; and (ii) data on the percentage change in total revenues and license revenues plus the sequential change in unearned revenues and unearned license revenues, respectively, excluding the reduction of total revenues due to the GSA settlement during the second quarter of 2015. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain litigation and other contingencies. VMware, from time to time may incur charges or benefits that are outside of the ordinary course of our business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because we do not consider such amounts to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenues. VMware believes it is useful to exclude these amounts because we do not consider them to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of our sales are denominated in the U.S. dollar; however, we also invoice and collect in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of our legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how our business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenue growth on a constant currency basis.

Revenue Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenue growth in constant currency. Non-U.S. dollar based transactions for which revenue was recognized in both the current period and the comparable prior year period do not have a significant year over year foreign exchange impact and are excluded from the calculation.

Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.